Exhibit 99.1

EQUITY INTERESTS PURCHASE AGREEMENT
This EQUITY INTERESTS PURCHASE AGREEMENT (this “Agreement”), dated as of June 22, 2020, is entered into by and among Siebert Financial Corp., a New York corporation (the “Seller”) and WPS Acquisitions, LLC, a Delaware LLC (the “Purchaser”).  Each of the Seller and the Purchaser may be referred to herein as a “Party” and collectively, as the “Parties”.

RECITALS

WHEREAS, pursuant to that certain Equity Interests Purchase Agreement, dated as of September 27, 2019 (the “September Purchase Agreement”), the Seller acquired from WPS Investors L.P., a Delaware limited partnership (“LP”) and WPS Securities Corporation, a Delaware corporation (“GP”), all of the issued and outstanding equity interests (the “WPS Interests”) in Weeden Prime Services, LLC (now known as WPS Prime Services LLC formerly known as Saxis Group LLC) a Delaware limited liability company (“WPS”);

WHEREAS, WPS, a broker dealer registered with the SEC, is a prime brokerage offering brokerage services in accounts maintained with third-party clearing brokers on a fully disclosed basis, and providing a platform of prime brokerage services and technology that allows its customers to aggregate positions from multiple prime brokers as well as real-time intraday performance, risk and other analytics, in each case, related to the prime brokerage business using proprietary systems (the “WPS Business”); and

WHEREAS, the Seller is the sole member of WPS and owner of 100% of the WPS Interests; and

WHEREAS, upon the terms set forth in this Agreement, at the Closing (defined below), the Purchaser is purchasing from the Seller, and the Seller is selling to the Purchaser, 100% of the WPS Interests; and

WHEREAS, one or more of Purchaser’s members or managers have managed the  day to day business of WPS and therefore are knowledgeable of the activities, assets and liabilities and business conduct of WPS;

WHEREAS, the Closing shall be subject to the approval by FINRA of WPS’s Continuing Membership Application pursuant to NASD Rule 1017(c) in order to provide advance notice of, and to obtain the approval of, the change in ownership and change in control as contemplated hereby.

NOW, THEREFORE, in consideration of the mutual promises, covenants and warranties made in this Agreement and of the mutual benefits to be derived therefrom, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE 1
SALE AND PURCHASE OF WPS INTERESTS
1.1 Whereas Provisions.  The Whereas provisions set forth herein above are incorporated herein by reference.
1.2 Sale and Purchase of WPS Interests.  Upon the terms and subject to the conditions of this Agreement, at the Closing (defined below), the Purchaser shall purchase from the Seller, and the Seller shall sell, assign, transfer, convey and deliver to Purchaser, all legal and beneficial ownership of the WPS Interests, free and clear of all Liens (defined below), aside from (i) generally applicable transfer restrictions under (A) applicable Law (defined below) related to federal and state securities, and (B) general business-organization laws of the applicable jurisdiction of formation; (ii) Liens caused or created by Purchaser; and (iii) inchoate statutory Liens for taxes that are not yet due and payable.
1.3 Purchase Price; Deposit.
(a) On the terms and subject to the conditions set forth herein, the consideration to be paid or delivered by Purchaser to Seller for the WPS Interests at the Closing shall be the equivalent of seven million three hundred thousand dollars ($7,300,000) (the “Purchase Price”), details are set forth in Annex “A”.
(b) Deposit.  Upon execution of this Agreement, the Purchaser shall deliver to Gusrae Kaplan Nusbaum PLLC (the “Deposit Escrow Agent”), a deposit in the amount of six hundred thousand dollars ($600,000) (the “Deposit”).  The Deposit Escrow Agent shall hold the Deposit in a non-interest bearing IOLA account pursuant to an escrow agreement in form and substance mutually agreeable to the Parties and executed concurrent with this Agreement.
(c) Release of Deposit Upon Closing.  Upon the Closing of this Agreement, the Deposit Escrow Agent is authorized to pay and disburse the Deposit to the Seller in partial satisfaction of the Purchase Price.
(d) Release of Deposit if no Closing Occurs.

(i) Release to Seller. If the Closing is not completed within 31 days after receiving the FINRA Approval (as defined herein) and filings of the ownership change being made with the Commodity Futures Trading Commission and the National Futures Association (in each case, as may be legally required), the date on which such approval from FINRA is received referred to herein as the “Termination Date,” due to a breach of this Agreement or material failure to comply with, any of the terms of this Agreement by Purchaser, which such breach was not caused by a breach or failure to comply with the terms of this Agreement by the Seller, and the Seller is not in material breach of this Agreement and has not materially failed to comply with this Agreement (in such circumstances, a breach by a Purchaser, a “Purchaser Breach”), then the Escrow Agent shall pay and disburse the Deposit to the Seller wherein the Deposit Escrow Agent, and the Purchaser shall provide such irrevocable instructions as may be required to the Deposit Escrow Agent to make such disbursement, and this Agreement shall terminate pursuant to Section 7.1 hereof.

(ii)   Release to Purchaser.  If FINRA Approval is not obtained within 120 days of the Effective date; or if the Closing is not completed by the Termination Date due to a breach of this Agreement or material failure to comply with, any of the terms of this Agreement by Seller, which such breach was not caused by a breach or failure to comply with the terms of this Agreement by the Purchaser, and the Purchaser is not in material breach of this Agreement and has not materially failed to comply with this Agreement (in such circumstances, a breach by a Seller, a “Seller Breach”), then the Escrow Agent shall pay and disburse the Deposit to the Purchaser wherein the Deposit Escrow Agent, and the Seller shall provide such irrevocable instructions as may be required to the Deposit Escrow Agent to make such disbursement, and this Agreement shall terminate pursuant to Section 7.1 hereof.

1.4 Closing.  The consummation (the “Closing”) of the transactions contemplated herein (the “Transaction”) shall take place as soon as reasonably practicable, but no later than ten (10) business days after all of the conditions to Closing set forth in Article 5, have been satisfied or waived (by the applicable Party) via electronic exchange of signatures or at such time or place as the Parties may agree in writing (the date on which the Closing takes place being the “Closing Date”).
1.5 Payment of Purchase Price.  Subject to and upon the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of the Seller made herein, on the Closing Date the Purchaser shall deliver the Purchase Price to Seller as follows:
(a) Purchaser shall deliver to the Deposit Escrow Agent irrevocable instructions to release the Deposit and to deliver the Deposit to Seller by wire transfer of immediately available funds; and
(b) Purchaser shall deliver to Seller, by letter of authorization or by wire transfer of immediately available funds to the account specified by Seller in writing to the Purchaser, in accordance with Annex A such funds set forth therein in sections A and B and thereafter beginning thirty (30) days after the Closing Date the Installment Payments as defined below (the “Adjusted Purchase Price”), representing the balance of the Purchase Price.  Seller acknowledges prior receipt of the funds referenced in Annex A section D.
1.6 Notes as Security.  As security for the installment payments being made by Purchaser set forth at Annex A, subparagraph “C” (the “Installment Payments” which may be pre-paid at any time without penalty), at Closing each of Purchaser’s individual members shall sign a note to Seller each for the amount of $150,000 with a 5% interest rate, together with a confession of judgment for said amount.  In the event that timely payment is not made of the Installment Payments set forth in Annex A, subparagraph “C”, then upon five (5) days written notice of default to the Purchaser and in the event such default is not cured within five (5) days after such notice, all unpaid balances of said notes shall be immediately due and Seller may enforce each note in the amount of the pro rata unpaid Installment Payments balance, interest and the costs of collection and the confessions of judgment may be entered in the amount of the unpaid balance without further delay. Upon payment of all of the payments set forth in Annex A, all notes and confessions of judgment held as collateral will be promptly released to Purchaser.

1.7 Assumption of P&L of WPS.  The Purchaser hereby assumes responsibility and the benefit therefrom of the profit and loss for the operations of WPS commencing as of June 1, 2020 and continuing to Closing.  In the event that Closing does not occur as set forth herein below then and in such event, if such failure is due to Purchaser’s conduct, the Seller shall receive all profit earned by WPS during the period pending through the anticipated Closing Date and Purchaser shall be fully responsible for any losses during said period and Seller may be paid such loses from the escrow Deposit.  Seller acknowledges and represents that WPS is current on all tax obligations and liabilities through May 31, 2020 and that Seller is responsible for all tax obligations and liabilities through such date, and that neither WPS nor Purchaser shall have any responsibility for any WPS tax obligations or liabilities up to and including for the period ended May 31, 2020.

ARTICLE 2
COVENANTS
2.1 Pre-Closing Covenants.  The Parties agree as follows with respect to the period between the date of this Agreement (the “Effective Date”) and the Closing Date:
(a) FINRA Approval.  The Parties acknowledge that the acquisition of the WPS Interests contemplated by this Agreement is subject to the approval of FINRA pursuant to FINRA Rule 1017 (the “FINRA Approval”) and agree as follows:
(i) Filing of CMA Application.  Purchaser and Seller shall prepare and file an application with FINRA (the “CMA Application”) seeking FINRA Approval of the change in ownership of WPS contemplated by this Agreement.  The CMA Application shall be filed as soon as practicable after the Effective Date.  The Parties hereto agree to use their good faith efforts to obtain the FINRA Approval and to respond as expeditiously as practicable to any requests from FINRA or from each other in connection with the CMA Application.  Notwithstanding anything to the contrary contained herein, all fees and expenses associated with the preparation of the relevant CMA Application and any filings as may be legally required by the Commodity Futures Trading Commission and/or the National Futures Association (including, without limitation, Purchaser’s legal fees and filing fees) shall be borne by the Purchaser.  Any legal fees associated with the assistance or preparation of such filing by the Seller’s legal counsel shall be borne by the Seller.
(ii) Access to Information.  The Purchaser shall have full access to all of the books and records, including, the day to day records of WPS until Closing or termination of this Agreement pursuant to Section 7.1.  At the request of Purchaser, Seller shall provide all requested documents, information and records, including such books, records, tax returns, current tax status, financial records, regulatory filings, accounts, contracts and other assets of WPS, in each case, that are reasonably necessary for the Purchaser’s review, and the Seller shall use commercially reasonable efforts to furnish promptly to Purchaser such other information concerning the business and properties of WPS as Purchaser may reasonably request from time to time.

(b) Preservation of Accounts.  Seller shall not, and shall cause WPS not to, close any checking accounts or bank accounts under Seller’s or WPS’s control related to the WPS Business or WPS’s net capital requirements under the SEC’s Rule 15c3-1 and under WPS’s FINRA membership agreement (the “Net Capital Requirements”) except as provided under Annex A at the Closing, and Seller shall use commercially reasonable efforts to take all necessary action and execute such documents and instruments so as to transfer control of such accounts to Purchaser effective as of the Closing Date as specified in Annex A.  In connection with maintaining such accounts, Seller shall cause WPS to take all reasonably necessary action to have such persons as may be requested by Purchaser and legally permissible given signature authority over such accounts requested or removed from such accounts from and after the Closing Date.  Between the Effective Date and the Closing date, WPS shall not make, and the Seller shall not cause WPS to make any distributions, payments or transfers of WPS’ cash and other assets outside of the ordinary course of business.
(c) Taxes.  Seller shall, and shall cause WPS to, prepare and timely file any applicable tax returns due, and with respect to taxes due, prior to the Closing Date.  Such tax returns shall be prepared in a manner consistent with WPS’s prior practice consistent with applicable law.  Seller shall be responsible for all taxes with respect to WPS due and owing as May 31, 2020.   The Parties shall cooperate with respect to the filing of all relevant tax returns and tax notices.
(d) Registrations; Regulatory Matters.
(i) The Seller shall use commercially reasonable efforts to maintain (A) WPS’s registration as a registered “broker-dealer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and under the laws of each state in which WPS is registered as a broker-dealer and (B) WPS’s membership in FINRA and each other SRO necessary for the operation of its business.
(ii) The Seller shall cause WPS: (A) to use commercially reasonable efforts to take action to maintain its broker-dealer licenses, memberships or registrations necessary or desirable in the normal conduct of its business; (B) to use commercially reasonable efforts to comply with all rules and regulations of the SEC and FINRA applicable to it (including such rules and regulations dealing with Net Capital Requirements) and, to the extent applicable, all similar, equivalent or comparable state or foreign statutes, rules, regulations and other regulatory requirements, including all state “blue-sky” laws, (C) to deliver to Purchaser a copy of each Focus Report filed with the SEC and (D) to the extent legally permissible, promptly deliver copies of each material notice or other material correspondence received from the SEC, FINRA or other SRO (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation by such agency regarding financial or other operational results of WPS.
(e) Conduct of Business.  Seller shall cause WPS to conduct its business in accordance with its ordinary and usual course of business and in compliance with the Securities Act of 1933, as amended and the Exchange Act; to preserve WPS’s Business and business organization; not to take any action that is intended to discourage any employees, customers, clients, suppliers or others having a business relationship with WPS from maintaining the same business relationships with WPS; to maintain WPS’s books and records in compliance with the Exchange Act; and to refrain from causing WPS to take any of the following actions without the prior written consent of the Purchaser, except as may be required by Law, in each case except as expressly anticipated by or permitted by this Agreement:

(i) Incur any debt, liability or obligation, direct or indirect, whether accrued, absolute, contingent or otherwise, other than current liabilities incurred in the ordinary and usual course of its business, or pay any debt, liability or obligation of any kind other than such current liabilities and current maturities of existing long-term debt;
(ii) Assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, firm or corporation or make any loans or advances to any individual, firm or corporation, other than loans and advances made in the ordinary and usual course of its business which are not for the purposes of meeting WPS’s Net Capital Requirements.  Make any direct or indirect redemption, purchase or other acquisition of any equity interests of WPS, allocate or pay any distribution (whether in cash, capital stock or property) with respect to WPS’s equity interests and excluding those acts contemplated in Annex A at the Closing;
(iii) Lease, mortgage, pledge or otherwise encumber any of WPS’s properties or assets outside of the ordinary course of business;
(iv) Sell, lease, transfer or dispose of any of WPS’s properties or assets outside of the ordinary course of business;
(v) Waive or release any rights of material value, or cancel, compromise, release or assign any indebtedness owed to WPS or any claims held by WPS, in each case, except in the ordinary course of WPS’s business;
(vi) Make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any other individual, firm or corporation, other than in the ordinary and usual course of its business;
(vii) Amend WPS’s limited liability company operating agreement in effect as of the Effective Date (the “Operating Agreement”);
(viii)   Increase in any manner the compensation or fringe benefits of any of WPS’s officers, employees or associated persons or including any increase of pension or retirement allowance, life insurance premiums or other benefit payments to any such officers, employees or associated persons, or commit itself to any employment agreement or employment arrangement with or for the benefit of any officer, employee or associated persons or other person, except as contemplated by this Agreement or as may be paid prior to the Closing;
(ix) Issue or sell any WPS equity interests or other WPS securities, or grant or enter into any option, warrant, call or commitment with respect to any securities of WPS;
(x) Merge or consolidate with, or purchase a substantial portion of the assets of, or by any other manner acquire or combine with any business or any corporation, partnership, limited liability company, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material to WPS or its business, financial condition or results of operations;

(xi) Organize any new subsidiary, acquire any capital stock or other equity securities of any corporation or acquire any equity or ownership interest in any business;
(xii) Prepay any obligation having a fixed maturity of more than ninety (90) days from the date such obligation was issued or incurred outside of the ordinary course of business;
(xiii)   Amend, modify or renew any clearing agreements to which WPS is a party outside of the ordinary course of business; or
(xiv)   Enter into an agreement to do any of the things described in foregoing clauses.
(f) Publicity.  Promptly following the Closing, the Parties may jointly issue a press release in the form approved by the Parties, such approval not to be unreasonably withheld or delayed. Except for such press release, neither Party will, and Seller will ensure that WPS will not, issue any press release or otherwise make any public statement with respect to the Transaction contemplated hereby without the prior written consent of the other Party hereto, except for such public announcements or filings required to be made by Seller in accordance with its public reporting requirements under the Exchange Act.  Notwithstanding the foregoing, nothing herein shall restrict the Seller or Purchaser from disclosing the Closing of the Transaction contemplated hereby and key financial information relating thereto on a confidential basis to existing and prospective investors or partners or members of the Seller or the Purchaser, as the case may be.
(g) No Shop.  During the period from the Effective Date to the Closing Date or termination of this Agreement, the Seller will not, and will cause WPS and its representatives not to: (i) solicit or initiate any proposal or offer from any person or entity relating to the acquisition of any equity interests, capital stock or other voting securities, or any substantial portion of the assets, of WPS (including any acquisition structured as a merger, consolidation, or exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person or entity whom WPS or the Seller or their respective affiliates knows, or has substantial reason to believe, would have any interest in participating in such a transaction, to do or seek any of the foregoing.  Seller will not vote their WPS Interests in favor of any such acquisition. Seller will notify Purchaser immediately if any person or entity makes any written proposal, offer, inquiry, or contact with respect to any of the foregoing.

(h) Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each Party will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Law to consummate the transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all commercially reasonable acts necessary to cause the conditions to the Closing to be satisfied, (ii) the obtaining of all legally required approvals or consents from FINRA or any United States, foreign, national, federal, state, provincial, municipal, county, regional or local governmental or quasi-governmental or regulatory authority (including FINRA, the SEC, a national securities exchange or other self-regulatory organization), any political subdivision, agency, commission, authority, department, division or instrumentality thereof, any court, arbitral tribunal, arbitrator or other dispute mediator, or any other similar domestic or foreign entity (collectively, a “Governmental Entity”), and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, FINRA or any Governmental Entity, and (iii) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.  Each Party shall also refrain from taking, directly or indirectly, any action contrary or inconsistent with the provisions of this Agreement, including action that would impair such Party's ability to consummate the transactions contemplated hereby.   Purchaser shall take (or cause to be taken) all commercially reasonable actions, and do (or cause to be done) all things commercially reasonable, necessary, proper or advisable, as determined by Purchaser, to obtain the financing necessary to consummate the transactions contemplated by this Agreement.  Notwithstanding anything to the contrary, nothing in this Agreement shall require, or be construed to require any Party to agree to, (i) sell, hold, divest, discontinue or limit any assets, businesses or interests; (ii) take any action that could reasonably be expected to result in a material adverse effect on WPS, taken as a whole, or the incurrence of a material liability by the Seller; (iii) make any material modification or waiver of the terms and conditions of this Agreement; or (iv) commence, prosecute, defend or settle any legal proceeding.
 (i) Fairness Opinion.  Seller shall obtain and deliver a copy to the Purchaser a fairness opinion (the “Fairness Opinion”), in a form satisfactory to Seller, to the effect that, as of the date of this Agreement, and subject to certain assumptions, qualifications, limitations and other matters set forth in such Fairness Opinion, that the Purchase Price to be received by the Seller is fair from a financial point of view to Seller.
2.2   Post-Closing Covenants.
(a) Cooperation.  At any time and from time to time after the Closing, the Seller shall use commercially reasonable efforts to take such actions and shall execute, deliver and acknowledge such documents and instruments and do such further acts and things as may be reasonably requested by the Purchaser to effect the transactions contemplated hereby, and shall use their commercially reasonable efforts to assist Purchaser in connection with the preparation and filing of any documents, certificates or other documents reasonably necessary for the continued business operations of WPS as conducted on the Closing Date.  Purchaser shall reimburse Seller for its documented out-of-pocket costs with respect to the foregoing.
(b) Privileged Records.  The Purchaser agrees that the Seller shall retain all originals and all copies of all contracts and documents of or pertaining to WPS, other than any such contracts and documents that are Books and Records as defined in Section 5.2(a)(iv) and to the extent that such contracts and documents were prepared on behalf of Seller or WPS in connection with the transactions contemplated hereby, including bids received from other parties and analyses relating to WPS (collectively, “Privileged Records”).  The foregoing notwithstanding, WPS and Seller agree to waive such privilege to the extent required for Purchaser to (i) comply with any applicable filings or reporting requirements with any Governmental Agencies which require such Privileged Records, or (ii) to perform any covenants listed under Section 2.2(b) above, and (iii) to perform such actions in accordance with the CMA Application as set forth in Section 2.1(a) above.

(c) Seller’s Access.  From and after the Closing Date, Purchaser shall use its commercially reasonable efforts to cause WPS to afford the Seller and its counsel, accountants and other authorized representatives, upon reasonable prior notice, reasonable access during normal business hours to the WPS premises and such information with respect to WPS for the period prior to the Closing Date, that Seller reasonably deems necessary, in connection with the preparation of any report or tax return required to be filed by Seller under applicable Law or otherwise (but so as not to unduly disrupt the normal course of operations of WPS), including preparing or defending any tax return and any interim or annual report or other accounting statements.  The Purchaser shall use its commercially reasonable efforts to cause personnel of Purchaser and WPS to reasonably assist Seller in the preparation of tax returns relating to any pre-Closing tax period.  Seller shall reimburse any documented out-of-pocket expenses incurred by WPS in providing any assistance to Seller in preparing any tax return
(d) Conduct of Operations.  From and after the Closing Date, Purchaser shall use its commercially reasonable efforts to cause WPS and its employees to conduct operations in such a manner as to avoid the potential assertion against Seller of any claims with respect to any plant or mass layoff closing law applicable to WPS.
(e)  Taxes.  Seller shall prepare and timely file any applicable income tax returns due after the Closing Date for tax periods up to and including the Closing Date and shall control the conduct of any tax audit of any such tax returns.  Such tax returns shall be prepared consistent with applicable law.  Purchaser shall be responsible for the preparation and filing of any other tax returns of WPS due after the Closing Date.  The Parties hereto shall provide such necessary information as any other Party hereto may reasonably request in connection with the preparation of such Party’s tax returns, or to respond to or contest any audit, prosecute any claim for refund or credit or otherwise satisfy any requirements relating to taxes.  Purchaser shall be responsible for any entity-level taxes of WPS accrued with respect to the period commencing on the day after the date of the May Focus Report balance sheet and ending on the Closing Date.
(f)  Return of Security for Payment.  Upon payment of all of the payments set forth in Annex A, including all Installment Payments, all notes and confessions of judgment held as collateral pursuant to Section 1.6 herein will be promptly released to Purchaser.

2.3   Confidentiality.  The Parties shall not, and shall cause their respective representatives and affiliates having access to information of the other Party that is confidential or proprietary to that Party (“Confidential Information”) not to, disclose to any other person or entity, or use, except for purposes of this Agreement (i.e., to consummate the Transaction), any Confidential Information of the other Parties.  For the avoidance of doubt, prior to the Closing (or if the Closing does not occur) the Seller’s Confidential Information shall include all Confidential Information of WPS.  Confidential Information includes not only written information, but information transferred orally, visually, electronically, or by any other means.  The term “Confidential Information” shall not include any information which: (i) is or becomes generally available to the public other than as a result of any breach of this Agreement by any of the Parties or their respective affiliates and representatives, (ii) becomes available to a Party on a non-confidential basis from a source not subject to any confidentiality requirements or (iii) is required to be publicly disclosed by Purchaser in accordance with the Purchaser’s public reporting obligations under the Exchange Act.  Notwithstanding the foregoing, nothing in this Section 2.3 shall limit or restrict the disclosure or use of any such Confidential Information, (i) as required by Law or a Governmental Entity (including for the purposes of the CMA Application) or (ii) to any legal and accounting advisors or consultants retained by any such person for a bona fide purpose; provided, further, that, in the case of the foregoing subsection (ii), the person being requested to disclose such Confidential Information shall give prompt prior notice to the other Parties and cooperate with the other Parties to limit the scope of such disclosure and ensure that the Confidential Information shall be afforded confidential treatment.
2.4 Mutual Non-Disparagement.   Each of the Parties covenants and agrees that, from and after the Effective Date, that each of Seller and Purchaser shall not, and shall cause their respective agents, subsidiaries, affiliates, successors, assigns, officers, employees, members, managers or directors, in any way criticize, attempt to discredit, make defamatory, derogatory, denigrating or disparaging remarks, comments or statements with respect to, call into disrepute, defame, make or cause to be made any statement or announcement that relates to and constitutes an ad hominem attack on, or relates to and otherwise disparages (or causes to be disparaged) the other Parties or such other Parties' subsidiaries, affiliates, successors, assigns, officers (including any current, future or former officer of a Party or a Parties' subsidiaries), directors (including any current, future or former director of a Party or a Parties' subsidiaries), employees, stockholders, agents, attorneys or representatives, or any of their practices, procedures, businesses (current or future), business operations, subsidiaries, products or services, in any manner.
2.5 Non-Solicitation
(a) For a period of one (1) year from the Closing Date Seller and its agents and affiliates, shall not: (i) directly or indirectly attempt to solicit and/or induce and shall not directly or indirectly solicit and/or induce any WPS representatives, employees and/or independent contractors to terminate their associations with WPS (or any successors or assigns) or to join Seller and/or its affiliates; or (ii) cause or attempt to cause any client, customer or supplier, or any potential client, customer or supplier, of WPS as conducted on the Closing Date not to engage in business with the Purchaser or any part of the business of WPS.

(b) For a period of one (1) year from the Closing Date Purchaser and its agents and affiliates, shall not: (i) directly or indirectly attempt to solicit and/or induce and shall not directly or indirectly solicit and/or induce any Siebert Financial Corp. (“Siebert”) representatives, employees and/or independent contractors to terminate their associations with Siebert (or any successors or assigns) or to join Purchaser and/or its affiliates; or (ii) cause or attempt to cause any client, customer or supplier, or any potential client, customer or supplier, of Siebert as conducted on the Closing Date not to engage in business with the Seller or any part of the business of Siebert.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLERS
The Seller hereby represents and warrants to the Purchaser, subject to the limitations set forth herein, that the statements contained in this Article 3 are accurate, true and complete as of the date of this Agreement in all material respects and will be accurate, true and correct in all material respects as of the Closing Date, unless such statement is made as of a specific date.  Each of the following representations and warranties, to the extent that they relate to time periods on or before December 2, 2019, are made in reliance upon the representations and warranties made to Seller in the September Purchase Agreement:
3.1 Organization and Qualification.
(a) WPS is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. WPS has all requisite limited liability company power and authority to own, lease and operate its assets and properties and to conduct its business as presently conducted.
(b) Purchaser acknowledges it has complete and correct copies of WPS’s Operating Agreement and certificate of formation filed with the Secretary of State of Delaware (the “Organizational Documents”) as presently in effect. Such Organizational Documents are in full force and effect.
3.2 Right and Title to WPS Interests. The Seller is the record and beneficial holder of, and has good and valid title to, all of the WPS Interests. The Seller holds, and upon completion of the Transaction will have delivered to the Purchaser, good and marketable title to the WPS Interests, free and clear of any charge, lien, claim, deed of trust, pledge, security interest, occupancy right, option, right of first refusal or offer or other encumbrance of any kind, whether voluntary or involuntary (collectively, “Liens”), aside from (i) generally applicable transfer restrictions under (A) applicable Law related to federal and state securities, and (B) general business-organization laws of the applicable jurisdiction of formation; (ii) Liens caused or created by Purchaser; and (iii) inchoate statutory Liens for taxes that are not yet due and payable. The Seller has not granted or agreed to grant any other person a right, whether absolute or contingent, to purchase or acquire any of the WPS Interests, and no person (other than the Purchaser) has such right.  Upon delivery of payment of the Purchase Price for the WPS Interests pursuant to this Agreement, Purchaser will receive good and valid title thereto free and clear of all Liens, aside from (i) generally applicable transfer restrictions under (A) applicable Law related to federal and state securities, and (B) general business-organization laws of the applicable jurisdiction of formation; (ii) Liens caused or created by Purchaser; and (iii) inchoate statutory Liens for taxes that are not yet due and payable.
3.3 Capitalization; Subsidiaries.
(a) All equity interests of WPS have been duly authorized and validly issued in accordance with applicable law, statute, ordinance, regulation, administrative interpretation, directive, policy, guidance, guideline, rule or other pronouncement having the effect of law of or by any Governmental Entity, including the rules, regulations and procedures promulgated by FINRA or the SEC applicable to WPS or its business (collectively, “Law”). Other than the WPS Interests, WPS does not have any outstanding, authorized or issued membership interests, equity securities or ownership interests (including phantom interests) or other securities exercisable or exchangeable for or convertible into equity interests in WPS. None of the WPS Interests is certificated.

(b) Aside from the Organizational Documents, there are no: (i) subscriptions, options, warrants, calls, conversion, exchange, purchase right or other written contracts or rights of any kind obligating any person to issue, transfer, sell or otherwise dispose of, or cause to be issued, transferred, sold or otherwise disposed of, any WPS Interests or any securities convertible into or exchangeable for any WPS Interests; (ii) partnership agreements, voting trusts, proxies or other contracts to which WPS is a party, or by which WPS is bound, relating to any of the WPS Interests, the voting thereof or the nomination of any managers or directors of WPS; (iii) obligations, contingent or otherwise, of WPS to repurchase, redeem or otherwise acquire any equity interests in WPS or any securities convertible into or exercisable or exchangeable for any equity interests in WPS or other rights or plans affecting equity interests in WPS; or (iv) contracts that place any restrictions of any kind upon the transfer of WPS Interests.
(c) WPS does not own, directly or indirectly, any equity, partnership, membership or similar interest in, or any interest convertible into, exercisable for the purchase of or exchangeable for any such equity, partnership, membership or similar interest, or is under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution or other investment in or assume any liability or obligation of, any Person.  (The term “Person” as used in this Agreement shall have the same meaning as defined in the Exchange Act in the appropriate context herein.)
(d) There are no bonds, debentures, notes or other Indebtedness having general voting rights (or exchangeable or convertible into or exercisable for securities having such rights) of WPS issued and outstanding.
3.4 Authority; Non-Contravention; Governmental Approvals.
(a) Authority. Seller has all requisite corporate power and authority to enter into and deliver this Agreement and each of the deliverables explicitly referenced in this Agreement (the “Ancillary Agreements”) to which such Seller is a party and to perform its obligations hereunder and thereunder and to consummate the Transaction. The execution, delivery and performance by Seller of this Agreement and each of the Ancillary Agreements to which Seller is a party and the consummation by Seller of the Transaction have been duly and validly authorized by all requisite corporate action on Seller’s part and no other proceedings or approvals of any person is necessary in connection with the execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which it is a party or the consummation of the Transaction. This Agreement and each of the Ancillary Agreements to which Seller is a party has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery hereof and thereof by each other Party, constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws from time to time in effect which affect creditors’ rights generally, or (b) legal and equitable limitations on the availability of specific remedies.

(b) Non-Contravention. None of the execution, delivery or performance of this Agreement or any of the Ancillary Agreements to which it is a party by Seller will, and the consummation of the Transaction will not, conflict with or result in any violation or breach of or default of (with or without notice or lapse of time or both) or payment of any amount, or give rise to a right of termination, cancellation, acceleration, modification or the creation of any obligation under, or require any notice under (any such violation, breach, default, payment, right of termination, cancellation, acceleration, modification, obligation or notice is referred to herein as a “Violation”), or result in the creation of any Lien, aside from (i) generally applicable transfer restrictions under (A) applicable Law related to federal and state securities, and (B) general business-organization laws of the applicable jurisdiction of formation; (ii) Liens caused or created by Purchaser; and (iii) inchoate statutory Liens for Taxes that are not yet due and payable, upon any WPS Interests or any of the properties or assets of WPS pursuant to any provision of (i) the Organizational Documents; (ii) any of the contracts of WPS which require WPS to pay in excess of $150,000 per year, aside from clearing agreements or arrangements with Pershing  and Goldman Sachs, which shall, for the avoidance of doubt, not be included in this representation; or (iii) any law, permit or any order of any Governmental Entity applicable to the Seller or WPS, except that the transactions contemplated hereby shall cause WPS to cease to have the ability to use the name ”Weeden”, or any variation thereof, and will require WPS to change its name pursuant to that certain Trademark License Agreement by and between WPS and WPS & Co. L.P., dated February 24, 2019, as amended to date (the “License Agreement”).
(c) Governmental Approvals.  Other than the FINRA Approval and legally required notices to the Commodity Futures Trading Commission and the National Futures Association, no consent of any Governmental Entity or another Person is required to be made or obtained by the Seller or WPS in connection with the execution, delivery and performance of this Agreement or the consummation by the Seller of the Transaction, except for the following: filings subsequent to the Closing with state securities authorities in states in which WPS is registered as a broker-dealer.
(d) May Focus Report.  Seller has delivered to Purchaser a true and complete copy of WPS’s report pursuant to the SEC’s Rule 17a-5(a) for the period ended April 30, 2020 which states that the members’ equity, at May 1, 2020 was equal to $4,277,090 (the “April Focus Report”).  Immediately upon its completion Seller shall deliver to Purchaser as copy of WPS’s Focus Report for the period ended May 31, 2020, (the “May Focus Report”) which shall state the members’ equity at June 1, 2020 (the “Member’s Equity”). Seller represents that there has been no material change in the Member’s Equity between the date of the April Focus Report and the May Focus Report to be delivered to the Purchaser which shall include a computation of Member’s Equity correctly and fairly stated in all material respects and prepared in accordance with the applicable rules and regulations of the SEC.
(e) Potential Litigation.  None of the Seller nor WPS is currently party to or subject of any litigation arising out of or based upon the September Purchase Agreement or the equity interest purchase agreement dated as of April 15, 2013 wherein GP and LP acquired the equity interests of WPS (the “Prior Purchase Agreement”).

(f) WPS Name Change.  The Seller has delivered to Purchaser a copy of a certificate of amendment to WPS’s certificate of formation changing WPS’s name to WPS Prime Services, LLC.
Except for the representations and warranties of the Seller expressly set forth in this Article 3 of this Agreement, and in furtherance of the provisions of Article 6 and not in limitation thereof, none of the Seller, WPS nor any other person or entity makes any other express or implied representation or warranty on behalf of the Seller or WPS or otherwise, in each case in respect of the Seller, WPS, the WPS Business, and their respective assets and liabilities or otherwise.

ARTICLE 4
PURCHASER REPRESENTATIONS
The Purchaser hereby represents and warrants to the Seller, subject to the limitations set forth herein, that the statements contained in this Article 4 are accurate, true and complete as of the date of this Agreement in all material respects and will be accurate, true and correct in all material respects as of the Closing Date, unless such statement is made as of a specific date:

4.1 Authority; Non-Contravention; Governmental Approvals.
(a) Authority. Purchaser has all requisite power and authority to enter into and deliver this Agreement and each of the Ancillary Agreements to which Purchaser is a party and to perform its obligations hereunder and thereunder and to consummate the Transaction. The execution, delivery and performance by Purchaser of this Agreement and each of the Ancillary Agreements to which Purchaser is a party and the consummation by Purchaser of the Transaction have been duly and validly authorized by all requisite action on Purchaser’s part and no other proceedings or approvals of any person is necessary in connection with the execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which it is a party or the consummation of the Transaction. This Agreement and each of the Ancillary Agreements to which Purchaser is a party have been duly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery hereof and thereof by each other Party, constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws from time to time in effect which affect creditors’ rights generally, or (b) legal and equitable limitations on the availability of specific remedies.
(b) Non-Contravention.  None of the execution, delivery or performance of this Agreement or any of the Ancillary Agreements to which it is a party by Purchaser will, and the consummation of the Transaction will not, conflict with or result in any Violation or result in the creation of any Lien, aside from (i) generally applicable transfer restrictions under (A) applicable Law related to federal and state securities, and (B) general business-organization laws of the applicable jurisdiction of formation; and (ii) inchoate statutory Liens for Taxes that are not yet due and payable.
(c) Governmental Approvals.  Other than FINRA Approval and notice to the Commodity Futures Trading Commission and the National Futures Association, no consent of any Governmental Entity or another person is required to be made or obtained by the Purchaser in connection with the execution, delivery and performance of this Agreement or the consummation by Purchaser of the Transaction.

 4.24

    4.2     Securities Purchaser hereby acknowledges that the WPS Interests are not registered under the Securities Act or registered or qualified for sale under any applicable securities Law of the United States or any other country or any state or province of the United States or any other country and cannot be resold without registration thereunder or exemption therefrom.  Purchaser is acquiring such equity for its own account as principal, for investment purposes and has no present intention to dispose of it, in whole or in part, or of any interest in it, to any other Person whether by public distribution or otherwise. Purchaser (i) has made its own inquiry and investigation into, and based thereon has formed an independent judgment concerning, WPS and the equity being acquired; and (ii) has been furnished with or given adequate access to such information about WPS, its businesses and operations, and the equity of WPS as it has requested.  Purchaser has sufficient knowledge and experience in financial and business matters to enable it to evaluate the risks of investment in WPS and has the ability to bear the economic risks of such investment, including the risk of loss associated therewith.    Purchaser confirms that WPS and the Seller have provided Purchaser and its representatives the opportunity to ask questions of the officers and management employees of WPS and to acquire such additional information about the business and financial condition of the WPS as the Purchaser has requested, and all such information has been received.

4.3 Financial Ability.  Purchaser will have on the Closing Date sufficient available funds to pay the Adjusted Purchase Price which will require Purchaser providing WPS $4,500,000 in good funds for payment to Seller and/or substitution of deposits with the WPS clearing firms.
4.4 Independent Investigation.  In making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, other than reliance on the representations, warranties, covenants and obligations of the Seller set forth in Article 3 of this Agreement, Purchaser has relied solely on its own independent historical knowledge of the activities of WPS and its analysis and evaluation of  WPS and the WPS Business (including Purchaser’s own estimate and appraisal of the value of the WPS Business, financial condition, assets, operations and prospects of WPS) as one or more of Purchaser’s principals have been the senior management of WPS since its acquisition by the Seller.  Purchaser confirms to the Seller that the Purchaser is sophisticated and knowledgeable in both the industry and the WPS Business and is capable of evaluating the matters set forth above.
4.5 Solvency.  Assuming (a) the accuracy of the representations and warranties in Article 3, (b) that the Seller is in compliance in all material respects with its covenants set forth in this Agreement, and (c) satisfaction of the conditions to Purchaser’s obligations to consummate the Transaction contemplated by this Agreement, or waiver of such conditions, immediately after giving effect to the Transaction contemplated by this Agreement, Purchaser (a) shall be able to pay its debts as they become due; (b) shall have assets, the fair saleable value of which will, as of such date, exceed all of its contingent and other liabilities, as of such date; (c) shall have adequate capital to carry on its businesses.  No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Purchaser.

4.6 Potential Litigation.  The Purchaser is not currently a party to or subject of any litigation arising out of or based upon the September Purchase Agreement or the Prior Purchase Agreement.
4.7 Ongoing Reports.  The Purchaser shall provide Seller with copies of WPS’ Focus Reports promptly upon filing with FINRA for as long as any part of the Purchase Price remains unpaid.

Except for the representations and warranties of the Purchaser expressly set forth in this Article 4 of this Agreement, and in furtherance of the provisions of Article 6 and not in limitation thereof, none of the Purchaser nor any other person or entity makes any other express or implied representation or warranty on behalf of Purchaser or otherwise, in each case in respect of the Purchaser and its respective assets and liabilities or otherwise.

ARTICLE 5
CLOSING CONDITIONS; CLOSING DELIVERIES
5.1 Closing Conditions.
(a) The obligations of the Purchaser and Seller to consummate the Transaction contemplated by this Agreement shall be subject to receipt of the FINRA Approval and legally required notice to the Commodity Futures Trading Commission and/or the National Futures Association.
(b) The obligations of the Purchaser to consummate the Transaction are contingent upon (a) receipt of the items set forth in Section 5.2(a) below and (b) the representations and warranties of the Seller contained in this Agreement being true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, except to the extent they relate to a specific date, and the Seller having performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by the Seller on or prior to the Closing Date.
(c) The obligations of the Seller to consummate the Transaction are contingent upon (a) receipt of the items set forth in Section 5.2(b) and (c) below and (b) the representations and warranties of the Purchaser contained in this Agreement being true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, except to the extent they relate to a specific date, and the Purchaser having performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date.
5.2 Deliveries at Closing.  At or immediately prior to the Closing Date, the Parties shall, respectively, make the following deliveries:
(a) Seller shall deliver to Purchaser:
(i) good standing certificates of WPS certified by the Secretary of State of Delaware and certificates from the Secretary of State or other appropriate official in each jurisdiction in which WPS is qualified or admitted to do business as a foreign limited liability company to the effect that WPS is duly qualified or admitted in good standing in such jurisdiction;

(ii) a cross receipt duly executed by Seller (the “Cross Receipt”) indicating receipt of the Purchase Price from Purchaser;
(iii) an executed certificate of an officer of Seller, dated the Closing Date, certifying the necessary resolutions of the Seller and WPS, authorizing the execution and performance of this Agreement and the other Ancillary Agreements and the transactions contemplated hereby and thereby and certifying that they have not been rescinded or amended;
(iv) originals of all books of account and other financial records, files, documents, data, instruments, controls, books and records relating to WPS and the WPS Business including the books and records required under Rules 17a-3 and 17a-4 of the Exchange Act, FINRA rules and regulations and other applicable Law (collectively, the “Books and Records”);
(v) consents required by Section 3.5 of the Operating Agreement, to the Transactions contemplated by this Agreement and Section 5.1 of the Operating Agreement, admitting the Purchaser as an additional member of WPS;
(vi) an executed certificate of a Seller certifying that the requirements of Section 5.1(b) have been satisfied;
(vii) this Agreement executed by the Seller.
If the Closing occurs, any closing conditions set forth in this Section 5.2(a) or Section 5.1(b) which have not been fully satisfied as of the Closing shall be deemed to have been fully waived by Purchaser.
(b) Purchaser shall deliver to Seller:
(i) the Adjusted Purchase Price;
(ii) the Cross Receipt, duly executed by Purchaser, indicating receipt of the WPS Interests;
(iii) an executed certificate of an officer of Purchaser, dated the Closing Date, certifying the necessary resolutions of Purchaser, authorizing the execution and performance of this Agreement and the other Ancillary Agreements and the transactions contemplated hereby and thereby and certifying that they have not been rescinded or amended;
(iv) an executed certificate of Purchaser certifying that the requirements of Section 5.1(c) have been satisfied;
(v) this Agreement executed by the Purchaser; and
 (vi) personal notes with confessions of judgment for $150,000 plus 5% interest thereon from each of the members of Purchaser as are set forth in Annex B hereto.

(c) Purchaser shall deliver to the Deposit Escrow Agent:
(i) Irrevocable instructions to pay and disburse the Deposit to the Seller.
5.3 P&L Responsibility. The responsibility for loss and or right to any profit from the  operations of WPS will be paid to or charged to Purchaser from June 1, 2020 through Closing.  Thus, whether or not a closing has occurred, Purchaser shall be credited or debited for all profits or losses incurred by WPS as reflected in WPS’s focus reports for the period commencing on June 1, 2020 through Closing.

ARTICLE 6
INDEMNIFICATION
6.1 Indemnification of the Purchaser. The Seller covenants and agrees with the Purchaser that, regardless of any investigation made at any time by or on behalf of the Purchaser or any information the Purchaser may have, the Seller shall indemnify the Purchaser and each of its successors and assigns, and any of their respective agents, members, employees, representatives, officers, directors and managers (the “Purchaser Indemnified Parties”), and hold them harmless from, against and in respect of any and all costs, losses, Claims, liabilities, fines, penalties, damages and expenses which are caused by, result from or arise out of:
(a) Any breach or default in the performance by the Seller of any covenant or agreement of the Seller contained in this Agreement;
(b) Any breach of a representation or warranty made by the Seller herein or in any schedule, certificate, exhibit or other document or instrument delivered to the Purchase by or on behalf of the Seller pursuant hereto; or
(c) Any and all actions, suits, proceedings, claims, demands, judgments, compromises, assessments, settlements, costs and expenses (including reasonable legal fees and disbursements of counsel and court costs) incident to any of the foregoing (each a “Claim”).
6.2 Indemnification of the Seller. The Purchaser covenants and agrees with the Seller that, regardless of any investigation made at any time by or on behalf of the Seller or any information the Seller may have, the Purchaser shall indemnify the Seller and each of its successors and assigns, and any of their respective agents, members, employees, representatives, officers, directors and managers (the “Seller Indemnified Parties”) and hold them harmless from, against and in respect of any and all costs, losses, Claims, liabilities, fines, penalties, damages and expenses which are caused by, result from or arise out of:
(a) Any breach or default in the performance by the Purchaser of any covenant or agreement of the Purchaser contained in this Agreement;
(b) Any breach of a representation or warranty made by the Purchaser herein or in any schedule, certificate, exhibit or other document or instrument delivered to the Seller by or on behalf of the Purchaser pursuant hereto;

(c) Any claim made against any Seller Indemnified Party in connection with or relating to any liability or obligation of the Purchaser (whether accrued absolute, contingent or otherwise) or WPS with respect to WPS or the WPS Business accruing after May 31, 2020;
(d) Related to or arising out of any civil actions or proceedings, administrative investigations, actions or proceedings whether initiated by a Governmental Entity or otherwise, relating to or otherwise arising out of the transactions or occurrences relating to the business of WPS, or the sale or transfer of the WPS Interests after the Closing Date;
(e)  Any surviving Future Obligations that Seller assumed from LP and GP pursuant to the September Purchase Agreement are hereby assumed by Purchaser; and

(f) Any and all Claims (including reasonable legal fees and disbursements of counsel and court costs) incident to any of the foregoing.
6.3 Right to Defend, Etc. If the facts giving rise to any such indemnification shall involve any actual Claim or demand by any third party against a Seller Indemnified Party or Purchaser Indemnified Party (in each case generally referred to as an “Indemnified Party”), the Party hereto from whom indemnification is sought (the “Indemnifying Party”), the Indemnified Party shall give notice as promptly as is reasonably practicable, but in any event no later than fifteen (15) business days after receiving written notice thereof, to the Indemnifying Party of the assertion of any Claim, or the commencement of any suit, action or proceeding, by any person or entity not a party hereto, in respect of which indemnity may be sought under this Agreement (which notice shall, to the extent such information is reasonably available, specify in reasonable detail the nature and amount of such claim together with such information as may be necessary for the Indemnifying Party to determine that the limitations in Section 6.5 have been satisfied or do not apply) and the Indemnifying Party shall be entitled to participate at its expense through counsel of its own choosing to defend or prosecute such claim at its expense and through counsel of its own choosing, in each case, as further described in this Section 6.3.  Notwithstanding the foregoing, (i) the failure to so notify the Indemnifying Party within such time shall not relieve such Indemnifying Party of any liability which it may have to any Indemnified Party unless and to the extent materially prejudiced by such delay; and (ii) the Indemnifying Party shall not be required to pay or reimburse the Indemnified Party for any costs or expenses associated with any counsel hired by the Indemnified Party prior to receipt of such notice by the Indemnifying Party. Upon receipt of such notice, the Indemnifying Party shall have the right to (a) participate in the defense of any such claim, suit, action or proceeding, and (b) upon notice to the Indemnified Party at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof with counsel of its own choice, and in the event of such assumption, shall have the right, subject to the terms hereof, to settle or compromise such claim, suit, action or proceeding; provided, that the Indemnifying Party shall not be entitled to assume control of such defense without the consent of the Indemnified Party (not to be unreasonably withheld) if and to the extent provided any such action, suit, proceeding, or claim that seeks non-monetary relief, criminal penalties, or aggregate damages greater than the Indemnifying Party’s potential liability hereunder; provided, further, however, that if the defendants in any action shall include both an Indemnifying Party and an Indemnified Party and the Indemnified Party shall have been advised by its counsel that the counsel selected by the Indemnifying Party has a conflict of interest because of the availability of different or additional defenses to the Indemnified Party, the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the Indemnifying Party; provided, further, however, that if there is more than one Indemnified Party, the Indemnifying Party shall only be required to pay the expense of one additional counsel other than its own. The Indemnified Party shall cooperate fully in the defense of such claim and shall make available to the Indemnifying Party pertinent information under its control relating thereto. If any Indemnifying Party assumes the defense of any such claim, the Indemnifying Party will hold the Indemnified Party harmless from and against any and all damages arising out of any settlement approved by such Indemnifying Party or any judgment in connection with such claim or litigation pursuant to this Article 6; subject to the limitation set forth in Section 6.5 hereof.   Any settlement or compromise made or caused to be made by the Indemnified Party or the Indemnifying Party as the case may be, of any such claim, suit, action or proceeding of the kind referred to in this Section 6.3 shall also be binding upon the Indemnifying Party or the Indemnified Party, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, that (a) no settlement, obligation, restriction or losses shall be imposed on the Indemnified Party as a result of such settlement or compromise without its prior written consent, which consent shall not be unreasonably withheld, and (b) the Indemnified Party will not compromise or settle any claim, suit, action or proceeding without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.  Whether or not the Indemnifying Party chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

6.4 Special Rule For Fraud.  Notwithstanding anything in this Article 6, to the contrary, in the event of any breach of a representation or warranty by a Party that constitutes actual fraud with the intent to deceive, such Party's liability for breach of such representation or warranty shall survive the Closing and continue in full force and effect for the applicable statute of limitations, and the injured Party’s ability to recover damages relating thereto shall not be subject to any cap or other limitation.
Limitations on Liability .  Notwithstanding any other provision of this Agreement:
(a) Cap.  In no event shall (i) the aggregate liability of either Seller or Purchaser exceed its Pro Rata Amount of any costs, losses, Claims, liabilities, fines, penalties, damages and expenses otherwise indemnifiable pursuant to the terms hereof; or (ii) the aggregate costs, losses, Claims, liabilities, fines, penalties, damages and expenses indemnifiable by the Seller under this Agreement exceed the amount of the Adjusted Purchase Price.
(b) Exclusive Remedy.  The sole and exclusive liability and responsibility of the Seller to Purchaser Indemnified Parties  and of Purchaser to Seller Indemnified Parties under or in connection with this Agreement, any other documents delivered by the Parties at Closing or the transactions contemplated hereby or thereby (including for any breach of or inaccuracy in any representation or warranty or for any breach of any covenant or obligation or for any other reason), and the sole and exclusive remedy of Seller Indemnified Parties and Purchaser Indemnified Parties with respect to any of the foregoing, shall be as set forth in this Article 6. Notwithstanding the foregoing, nothing in this Article 6 shall prevent or restrict the right of any party to obtain injunctive relief or specific performance from a court of competent jurisdiction (including, without limitation, to cause the other Party hereto to consummate the transactions contemplated hereby on and subject to the terms and conditions of this Agreement).   To the extent that Seller Indemnified Parties or Purchaser Indemnified Parties or WPS have any losses for which they may assert any other right to indemnification (i.e. not specifically set forth in Article 6), contribution or recovery from the Seller under this Agreement (except to the extent specifically provided for in the preceding sentence), any other documents delivered by the Parties at Closing or under any common law or any statute, or otherwise), Purchaser and Seller hereby (i) waive, release and agree not to assert such right, and (ii) agree to cause each of the Seller Indemnified Parties, Purchaser Indemnified Parties and WPS to waive, release and agree not to assert such right.

(c) Negligence or Misconduct.  No Indemnifying Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to any Indemnified Party that is a prior officer or director of WPS pursuant to this Agreement, if a court of competent jurisdiction has made a final, non-appealable finding, that a Claim (and related expenses) has resulted primarily from such Indemnified Party’s gross negligence or willful misconduct, such that the relevant losses or costs would not be indemnifiable or reimbursable under the DGCL if such action was taken by a Board of Director member of a Delaware corporation.
(d) Additional Limitations on Liability.
(i) Neither the Purchaser nor any Purchaser Indemnified Party, nor the Seller nor any Seller Indemnified Party may avoid the limitations on liability set forth in this Section 6 by seeking damages for breach of contract, tort or pursuant to any other theory of liability.
6.6   Net Losses; Subrogation; Mitigation.
(a) Notwithstanding anything contained herein to the contrary, the amount of any costs, losses, Claims, liabilities, fines, penalties, damages and expenses incurred or suffered by an Indemnified Party shall be calculated after giving effect to (i) any insurance proceeds received by the Indemnified Party (or any of its affiliates) with respect to such losses, Claims, liabilities, fines, penalties, damages and expenses, and (ii) any recoveries obtained by the Indemnified Party (or any of its affiliates) from any other third party.  Each Indemnified Party shall exercise commercially reasonable best efforts to obtain such proceeds, benefits and recoveries.  If any such proceeds, benefits or recoveries net of any expenses incurred by such Indemnified Party in collecting such amount are received by an Indemnified Party (or any of its affiliates), with respect to any losses, Claims, liabilities, fines, penalties, damages and expenses after an Indemnifying Party has made a payment to the Indemnified Party with respect thereto, the Indemnified Party (or such affiliate) shall pay to the Indemnifying Party the amount of such proceeds, benefits or recoveries net of any expenses incurred by such Indemnified Party in collecting such amount (up to the amount of the Indemnifying Party’s payment).  With respect to any losses, Claims, liabilities, fines, penalties, damages and expenses incurred or suffered by an Indemnified Party, no liability shall attach to the Indemnifying Party in respect of any losses, Claims, liabilities, fines, penalties, damages and expenses to the extent that the same losses, Claims, liabilities, fines, penalties, damages and expenses have been recovered by the Indemnified Party from the Indemnifying Party, accordingly, the Indemnified Party may only recover once in respect of the same losses, Claims, liabilities, fines, penalties, damages and expenses.

(b) Upon making any payment to an Indemnified Party in respect of any losses, Claims, liabilities, fines, penalties, damages and expenses, the Indemnifying Party shall, to the extent that such payment represents payment in full of such losses, Claims, liabilities, fines, penalties, damages and expenses, be subrogated to all rights of the Indemnified Party (and its affiliates) against any third party in respect of the losses, Claims, liabilities, fines, penalties, damages and expenses to which such payment relates.  Such Indemnified Party (and its affiliates) and Indemnifying Party shall execute upon request all instruments reasonably necessary to evidence or further perfect such subrogation rights.
(c) Nothing in this Agreement in any way restricts or limits the general obligation at Law of an Indemnified Party to mitigate any loss which it may suffer or incur by reason of the breach by an Indemnifying Party of any representation, warranty, covenant or obligation of the Indemnifying Party under this Agreement, including by asserting claims against a third party or by otherwise qualifying for a benefit that would reduce or eliminate an indemnified matter.
(d) To the extent that any breach of any representation or warranty contained in this Agreement or any other provision of this Agreement is capable of remedy, the Indemnified Party shall afford the Indemnifying Party a reasonable opportunity to remedy the matter complained of.
ARTICLE 7
TERMINATION
7.1 Termination. This Agreement may be terminated at any time prior to the Closing Date by:
(a) the mutual written agreement of the Purchaser and the Seller;
(b) upon written notice to the other Parties by the Purchaser or the Seller if there has not been a Closing by the Termination Date; so long as party seeking to terminate is not then in breach of its obligations under this Agreement, which breach would prevent satisfaction of a condition set forth in (i) Section 5.1(b), in the case of an attempted termination by Purchaser, or (ii) Section 5.1(c), in the case of an attempted termination by the Seller;
(c) upon written notice from Purchaser to Seller if any of the conditions precedent set forth in Section 5.1(a) and (b) shall have become incapable of fulfillment (and shall not have been waived by Purchaser), so long as, Purchaser is not then in breach of its obligations under this Agreement, which breach would prevent satisfaction of a condition set forth in Section 5.1(a) or (b); or
(d) upon written notice from Seller to Purchaser if (i) any of the conditions precedent set forth in Section 5.1(a) or (c) shall have become incapable of fulfillment (and shall not have been waived by the Seller),  or (ii) Purchaser is incapable of fulfilling its obligation to make the payments described in Section 1.3, so long as, in the case of clause (i), the Seller is not then in breach of its respective obligations under this Agreement, which breach would prevent satisfaction of a condition set forth in Section 5.1(a) or (c).

(e) Effect of Termination. In the event of the termination of this Agreement pursuant to this section, this Agreement shall become void and have no effect, without any liability to any person in respect hereof or of the transactions contemplated hereby on the part of any Party hereto, or any of its managers, officers, employees, agents, and members; except that, if this Agreement is terminated prior to a Closing, all further obligations of the Parties under this Agreement shall become null and void and of no further force or effect, except that (i) Section 1.3(d) will survive, (ii) if this Agreement is terminated by a Party because of the breach of the Agreement by the other Party or because one or more of the conditions to the terminating Party’s obligations under this Agreement is not satisfied as a result of the other party’s failure to comply with its obligations under this Agreement, the terminating party’s right to pursue all legal remedies shall survive such termination unimpaired.
ARTICLE 8
MISCELLANEOUS
8.1 Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto.  In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of all of its reasonable counsel fees and disbursements. NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER AGREEMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE PARTIES.  NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED.  THE PROVISIONS OF THIS SECTION 8.1 HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS.  NO PARTY HERETO HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY HERETO THAT THE PROVISIONS OF THIS SECTION 8.1 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.
8.2 Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and supersedes all prior agreements and understandings relating thereto. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

8.3 Expenses. Each of the parties shall bear the expenses and legal fees incurred on their own behalf with respect to this Agreement and the transactions contemplated hereby, except as otherwise set forth herein.
8.4 Counterparts.  This Agreement and any amendments, waivers, consents, or supplements may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.  Delivery of an executed counterpart of a signature page to this Agreement, any amendments, waivers, consents or supplements, by facsimile or email shall be as effective as delivery of a manually executed counterpart thereof.
8.5 Severability; Enforcement. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without such provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party. The parties hereto agree that irreparable damage for which money damages would not be an adequate remedy would occur in the event that any of the provision of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that, in addition to any other remedies a party may have at law or equity, the parties shall be entitled to seek an injunction of injunctions to prevent such breached of this Agreement and to enforce specifically the terms hereof.
8.6 Notices.  Any written notice to be given hereunder shall be given in writing and shall be deemed given:  (a) when received if given in person, (b) on the date of transmission if sent by facsimile, e-mail or other wire transmission (receipt confirmed), (c) three (3) days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, (d) if sent domestically by a nationally recognized overnight delivery service, the first day following the date given to such overnight delivery service (specified for overnight delivery), and (e) if sent by an internationally recognized overnight delivery service, the second day following the date given to such overnight delivery service (specified for overnight delivery).  All notices shall be addressed as follows (or at such other address or telecopy numbers for a party as shall be specified by like notice):
If to the Purchaser, addressed to:

WPS Acquisition, LLC
1500 Broadway, Suite 1107
New York, New York 10036
Attention:  Andrew Formato
Telephone: (omitted)
Email:  (omitted)

with a copy to (which shall not constitute notice):

Moss & Gilmore LLP
129 Third Street
Mineola, New York 11501
Attention:  Michael P. Gilmore, Esq.
Telephone:  (omitted)
Email:  (omitted)

If to Seller, addressed as follows:

Siebert Financial Corp.
120 Wall Street
New York, NY 10005
Attention:  Andrew Reich
Telephone: (omitted)
Email:  (omitted)

with a copy to (which shall not constitute notice):

Gusrae Kaplan Nusbaum PLLC
120 Wall Street
New York, NY 10005
Attention:  Martin H. Kaplan, Esq.
Telephone:  (omitted)
Email:  (omitted)

Assignment 8.7 This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, that prior to the Closing Date no assignment of either Party’s rights or obligations may be made without prior written notice to the other party and any such assignment shall provide that the assigning party will continue to be bound by all obligations hereunder as if such assignment had not occurred and perform such obligations to the extent that its assignee fails to do so.  Notwithstanding the foregoing, this Agreement may be assigned by a party (the “Assigning Party”) after Closing without the consent of the other Party (the “Non-assigning Party”) but only to the extent such assignment is to an assignee that is able to comply with the obligations set forth in this Agreement (financial or otherwise), provided that any such assignee shall be bound by the provisions of this Agreement in all respects and to the same extent as the Assigning Party is bound and that the Assigning Party will continue to be bound by all obligations hereunder as if such assignment had not occurred and perform such obligations to the extent that such affiliate fails to do so.  Purchaser may only assign this Agreement or the rights and obligations herein prior to the Closing conditioned upon the full payment at closing of the Adjusted Closing Price including the Installment Payments herein. Notwithstanding the foregoing, Purchaser may not assign this Agreement or the rights and obligations herein after the Closing unless and until all amounts due herein, including the Installment Payments have been paid in full.

8.9 No Third Party Beneficiaries.  Except as set forth in Article “6”, this Agreement is solely for the benefit of the parties hereto and those persons specifically described herein, and, except as aforesaid, no provision of this Agreement shall be deemed to confer any remedy, claim or right upon any third party.  Without limiting the generality of the foregoing, the parties expressly confirm their agreement that, in addition to the Seller and Purchaser, the other Seller Indemnified Parties and Purchaser Indemnified Parties, as the case may be, shall also enjoy the benefits of indemnities made herein which are expressly stated to be in their favor.  In this regard, the parties agree that such persons shall have the right to enforce those provisions directly against the applicable Indemnifying Party.
8.10   Disclaimer.  Except for the representations explicitly set forth in Article 3 herein, Purchaser agrees that Purchaser has not relied upon, and the Seller and their respective affiliates, officers, partners and managers shall not have any liability with respect to, any information concerning WPS not expressly represented and warranted to, or otherwise set forth in this Agreement, including, (a) any information regarding WPS provided to Purchaser, including, without limitation, at any management presentation related to the transactions contemplated by this Agreement, (b) any information communicated by or made available through the data room process or otherwise to Purchaser, or (c) any financial projection or forecast relating to WPS.  With respect to any such projection or forecast delivered by or on behalf of either Seller to Purchaser, Purchaser acknowledges that (i) there are significant uncertainties inherent in such projections and forecasts; (ii) Purchaser is familiar with such uncertainties and takes full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts; and (iii) Purchaser has significant knowledge as to the current and historic business, assets, operations, liabilities and prospects of WPS.  Purchaser shall have no claim against either Seller (or any of its officers, managers, partners or employees), and the Seller shall have no liability to Purchaser, with respect to any such disclaimed information or any financial projection or forecast relating to WPS.  Except as set forth in Article 3 of this Agreement, WPS and its assets and business shall be deemed “as is, where is” on the Closing Date.  This Agreement constitutes the complete agreement of the Parties with respect to the subject matter hereof and supersede all prior discussions, negotiations and understandings.
8.11 Provision Respecting Legal Representation.
(a) Each of Parties to this Agreement hereby agrees, on its own behalf and on behalf of its directors, managers, members, partners, officers, employees and affiliates, that Gusrae Kaplan Nusbaum PLLC may serve as counsel to the Seller and its affiliates (individually and collectively, the “Seller Group”), on the one hand, and WPS, on the other hand, in connection with negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and that, following consummation of the transactions contemplated hereby, Gusrae Kaplan Nusbaum PLLC (or any successor thereof) may serve as counsel to Seller, or any director, officer, employee or affiliate of Seller, in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the Transaction contemplated by this Agreement notwithstanding such representation and each of the Parties hereto hereby consents thereto and waives any conflict of interest arising therefrom, and each of such Parties shall cause any affiliate thereof to consent to waive any conflict of interest arising from such representation.

(b) In furtherance of the foregoing, Purchaser hereby agrees that, in the event that a dispute arises after the Closing between the Purchaser and its subsidiaries on the one hand, and the Seller Group on the other hand, Gusrae Kaplan Nusbaum PLLC may represent the Seller Group in such dispute even though the interests of the Seller Group may be directly adverse to the Purchaser, and its subsidiaries, and even though Gusrae Kaplan Nusbaum PLLC may have represented WPS or Seller in a matter substantially related to such dispute, or may be handling ongoing matters for WPS or Seller.  Purchaser further agrees that, as to all communications among Gusrae Kaplan Nusbaum PLLC, WPS, and/or the Seller that relate in any way to the Transaction contemplated by this Agreement, the attorney-client privilege and the expectation of client confidence belongs to the Seller Group, and may be controlled by the Seller Group, and shall not pass to or be claimed by Purchaser.  Notwithstanding the foregoing, in the event that a dispute arises between the Purchaser or WPS on the one hand and a third party other than the Seller, on the other hand, Purchaser and WPS may assert the attorney-client privilege to prevent disclosure of confidential communications to such third party; provided, however, that neither Purchaser, WPS nor their affiliates may waive such privilege without the prior written consent of the Seller.

[Signature page follows.]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the day and year first above written.

SELLER:

SIEBERT FINANCIAL CORP.

By:	/s/ Andrew Reich
Name: Andrew Reich
Title: CFO

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the day and year first above written.

PURCHASER:

WPS ACQUISITION, LLC

By:     /s/ Andrew Formato
Name: Andrew Formato
Title:  Chief Executive Manager

By: /s/ Christopher LaGrego
Name: Christopher LaGrego
Title:  Member

By: /s/ Trevor Tuminksi
Name: Trevor Tuminski
Title:  Member

By: /s/ Reid Bloom
Name: Reid Bloom
Title:  Member

By: /s/ Michael Mooney
Name: Michael Mooney
Title:  Member